Exhibit 99.2

(1) This Form 4 is being filed by the reporting persons to correct the amount of 11% Series B Mandatorily Convertible Senior Subordinated Notes due 2013 acquired by reason of the closing of the Issuer’s Offer to Exchange filed as an exhibit to a Schedule TO filed by the Issuer with the Securities and Exchange Commission on June 8, 2007, as amended. The Form 4 filed by the reporting persons on July 31, 2007 reported an acquisition of $9,065,548 of such notes by reason of such closing. The correct amount of such notes actually acquired was $8,060,051. The amounts in column 9 have been correspondingly corrected.

(2) The transactions reported herein occurred by reason of the closing of the Issuer’s Offer to Exchange filed as an exhibit to a Schedule TO filed by the Issuer with the Securities and Exchange Commission on June 8, 2007, as amended. The securities of the Issuer disposed of and acquired by the reporting persons as reported herein are more fully described in Item 4 to the amendment to Schedule 13D filed by CIG Media, L.L.C. (“CIG Media”) on July 31, 2007, which Item is incorporated by reference herein.

(3) The reporting persons to whom the information set forth on this Form 4 relates are Citadel Limited Partnership (“CLP”), Kenneth Griffin (“Mr. Griffin”), Citadel Investment Group, L.L.C. (“CIG”), and CIG Media. Mr. Griffin is the president and chief executive officer of CIG and owns a controlling interest in CIG. CIG is an affiliate of CIG Media. The reporting persons and NBC Universal, Inc. (“NBCU”) and affiliates of NBCU may be deemed to be a group for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended. However, neither the filing of this Form 4 nor any of its contents will be deemed to constitute an admission that any of the reporting persons is a member of a group for purposes of Section 13(d) with NBCU or any of its affiliates, or for any other purpose, and any such group is expressly disclaimed. In addition, each of the reporting persons disclaims beneficial ownership of the securities of the Issuer reported herein except to the extent of his or its pecuniary interest therein.